Kingstone Companies, Inc.

Headline: Kingstone Schedules 2019 Fourth Quarter and Full Year Financial Results and Conference Call

Date: 01-16-2020

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Kingstone Enters into New Personal Lines Quota Share Treaty

KINGSTON, N.Y.--(BUSINESS WIRE)-- Kingstone Companies, Inc. (Nasdaq: KINS) (the “Company” or “Kingstone”), a Northeast regional property and casualty insurance holding company, announced today that it will hold its 2019 Fourth Quarter and Full Year 2019 financial results conference call for analysts and investors on March 12, 2020 at 8:30 a.m. Eastern Time. The earnings announcement is scheduled for release shortly after the stock markets close on Wednesday, March 11th.

The Company also announced that Kingstone Insurance Company (“KICO”), its wholly-owned subsidiary, finalized a new 25% personal lines quota share treaty for the period December 15, 2019 through December 31, 2020. “This new treaty enables us to reduce our catastrophe retention (from $7,500,000 to $5,625,000) and further benefits us by providing a material increase to year end 2019 statutory surplus. Reducing our premium leverage going into 2020 was one of my first goals upon returning as CEO,” said Barry Goldstein, the Company’s President, Chief Executive Officer and Chairman. The reinsurers (Swiss Re, Hannover Re and Allied World) are all long-time partners of KICO.

The details of the conference call and webcast are as follows:
Date: Thursday, March 12, 2020
Time: 8:30 a.m. Eastern Time

Access by conference call:
Domestic callers: 877-407-3105
International callers: 201-493-6794
Access by webcast:
The call will be simultaneously webcast over the internet and can be accessed via the following link fifteen minutes prior to the call:

Kingstone Fourth Quarter and Full Year 2019 Financial Results and Conference Call Webcast
The webcast will be archived and accessible for approximately 30 days.

About Kingstone Companies, Inc.

Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company (“KICO”). KICO is a multi-line carrier writing business through retail and wholesale agents and brokers. KICO offers primarily personal lines insurance products, as well as Physical Damage Only coverage to taxi, limousine, and transportation network vehicle owners in New York State. Actively writing in New York, New Jersey, Rhode Island, Massachusetts, and Connecticut, Kingstone is also licensed in Pennsylvania, New Hampshire and Maine.

View source version on businesswire.com: https://www.businesswire.com/news/home/20200116005744/en/

INVESTOR RELATIONS:
Amanda M. Goldstein
Investor Relations Director
(516) 960-1319
Source: Kingstone Companies, Inc.